Y
                                JANUARY 19, 1998
                       SUPPLEMENT NO. 1 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                     DATED
                               JANUARY 19, 1998

                   (SUPPLEMENT OFFERING BCTC IV SERIES 32 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)
--------------------------------------------------------------------------------
     This Supplement is part of, and should be read in conjunction with, the Prospectus of the Fund. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. 1 supersedes all previous supplements to the Prospectus.

     Results of BCTC IV Series 31

     The Fund received orders for a total of 4,430,551 BACs ($44,203,750) with respect to Series 31, and issued the last of such Series 31 BACs on January 18, 1998. The aggregate fees paid as of January 18, 1998 to the General Partner and Affiliates with respect to Series 31 were $5,178,859. No additional BACs will be offered with respect to Series 31. The Fund has issued a total of 38,387,203 BACs, raised $383,786,500 and admitted 22,398 Investors with respect to Series 20 through 31 and may still sell up to $226,213,500 to the public if all the BACs in Series 32 are sold. (See "Prior Performance of the General Partner and its Affiliates" in the Prospectus for information about Series 20 through 28.)

     Offering of BCTC IV Series 32

     The Fund is offering, effective January 19, 1998, the thirteenth series of BACs ("Series 32") consisting of 4,000,000 BACs, with a minimum required investment of five hundred BACs at $10 per BAC ($5,000) per Investor, on the terms and conditions as are set forth in the Prospectus. No BACs in Series 32 will be issued unless at least 250,000 BACs in such series are sold. In the event that only the minimum amount of 250,000 BACs are sold in Series 32, a significant portion of the Apartment Complexes identified herein will not be invested in. In addition, of each dollar raised by Series 32, approximately 72% to 73% will be used for investments in Apartment Complexes, and about one-half of the balance will be used to pay fees and expenses to the General Partner or its Affiliates. (See "Estimated Use of Proceeds," and "Compensation and Fees" in the Prospectus.) The offering of BACs in Series 32 will not exceed 12 months.

     THE PURCHASE OF BACS IN SERIES 32 WILL NOT ENTITLE THE INVESTOR TO ANY INTEREST IN ANY OTHER SERIES OF THE FUND NOR ANY INTEREST IN BOSTON CAPITAL TAX CREDIT FUND LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND II LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND III L.P.

     The Fund anticipates acquiring, on behalf of Series 32, limited partnership interests in the fifteen (15) Operating Partnerships more fully described hereinafter (the "Operating Partnerships") pursuant to the provisions of "Investment Objectives and Acquisition Policies," as set forth in the Prospectus. The Operating General Partners (or affiliates thereof) with respect to certain of the Operating Partnerships described below are general partners of other operating partnerships which have been invested in by the Fund on behalf of other series and/or other partnerships affiliated with the General Partner. (See "Conflicts of Interest" in the Prospectus). A significant portion of the funds invested by the Fund in each Operating Partnership will be used to pay fees and expenses to the Operating General Partners. (See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.)

     The Fund will endeavor to invest in Operating Partnerships with a goal of generating tax credits for allocation to Investors, upon completion and occupancy of all Apartment Complexes, averaging approximately $1.00 to $1.20 per BAC annually in Series 32, which would be the equivalent of an approximate 10%-12% annual Tax Credit as a percentage of capital invested, for the ten year credit period applicable to each Apartment Complex in which Series 32 invests. (See "Investment Objectives and Acquisition Policies" in the Prospectus.) This assumes: (a) the applicability of current tax laws and regulations and current interpretations of such laws and regulations by the courts; (b) each of such Apartment Complexes is occupied with qualifying individuals throughout the 15-year Federal Housing Tax Credit compliance period; and (c) BAC Holders are unable to use any passive tax losses generated by the Fund. These investment objectives do not represent yield or return on investment.

     Assuming: none of the Apartment Complexes invested in by a Series has any value at the end of the 15-year Federal Housing Tax Credit compliance period applicable to the investments of a Series and at such time if an Investor uses the suspended passive losses equal to the unreturned Capital Contribution, the equivalent tax-free internal rate of return would be approximately 4%-6% (approximately 4.7%-9.9% taxable internal rate of return) for Investors with taxable income which is taxed at that time in the 15%-39.6% tax brackets, respectively. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations" for a discussion of offsetting an Investor's loss of Capital Contribution against active income.) If the Apartment Complexes appreciate in value, such increased value can be recognized through sales of Operating Partnership Interests or the sale or refinancing of Apartment Complexes (even though the restrictions and compliance requirements of the Federal Housing Tax Credit program will continue to apply to such Apartment Complexes at that time), and Investors receive distributions from such sales, the equivalent tax-free internal rate of return will be greater.

     The selection of a 10%-12% annual Tax Credit as a percentage of capital invested, as an investment objective, has been made by the Fund after consulting with the Dealer-Manager regarding tax-free returns currently available to investors in other similar tax credit investments. Pursuant to the rules for the allocation of Federal Housing Tax Credits, the Fund's investment goal is for the following annual tax-free amounts (for each $10,000 investment in Series 32): $100-$200 in 1998, $400-$600 in 1999; $1,000-$1,200 in 2000-2008
and $500-$700 in 2009. This statement of Tax Credit investment goal does not represent a forecast of anticipated Tax Credits to be obtained nor does it represent a yield or return on investment. Rather it represents an investment goal of the Fund under the rules for allocation of Tax Credits for the credit period applicable to the Fund's anticipated Series 32 investments. As there is no assurance that the value of the Fund's assets will equal such amount or that such distributions will be made, there is no assurance that any particular tax-free internal rate of return will be achieved. (See "Tax Credit Programs--The Federal Housing Tax Credit", commencing at page 64 of the Prospectus, for a discussion of the allocation of Federal Housing Tax Credits during the applicable credit period.)

     The Fund's investment in Operating Partnerships on behalf of Series 32 will be consistent with the provisions of the Prospectus relating to the investment in Operating Partnerships. (See, particularly, "Investment Objectives and Acquisition Policies," "Investment in Operating Partnerships," and "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.")

     THE POTENTIAL OPERATING PARTNERSHIP INTERESTS IDENTIFIED BELOW RELATE ONLY TO BCTC IV--SERIES 32.

     While the General Partner believes that the Fund, on behalf of Series 32, is reasonably likely to acquire interests in the Operating Partnerships which are developing or will develop, as applicable, the Apartment Complexes described hereinafter, the Fund may not be able to do so as a result of additional information or changes in circumstances. Before any such acquisition is made, the General Partner will continue and complete its due diligence review as to the applicable Operating Partnership and the related Apartment Complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors; if any significant adverse information is obtained by the General Partner, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. If such interests are acquired, the terms may differ materially from those described below. Accordingly, Investors should not rely on the ability of the Fund to invest in these Apartment Complexes or under the described investment terms in deciding whether to invest in the Fund. If the entire $40 million is raised for Series 32, the anticipated acquisition of the Operating Partnership Interests, described hereinafter, will represent approximately 75% of the total money which the Fund currently expects to spend on behalf of Series 32.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Since Series 32 is currently in the offering phase, it has no material assets or any operating history. The fifteen (15) Operating Partnerships in which Interests are currently expected to be acquired, and the respective Operating General Partners, are as follows:


                 Partnership                               General Partner(s)
---------------------------------------------------------  --------------------------------
   1. Alexander Place L.P.                                 M. Riemer Calhoun Jr.
       (the "Alexander Partnership")
   2. Community Organization Giving Individual Care L.P.   Larry A. Swank
       (the "Benton Village Partnership")
   3. Chardonnay L.P.                                      Carlyle MacHarg III
       (the "Chardonnay Partnership")
   4. Clear Creek L.P.                                     Michael Jacobson
       (the "Clear Creek Partnership")                     Housing Development Corporation
   5. Courtside L.P.                                       Campbell-Hogue & Associates
       (the "Courtside Partnership")
   6. Dickinson Heights L.P.                               MetroPlains Development Inc.
       (the "Dickinson Partnership")
   7. Howard Park L.P.                                     Lovey Clayton
       (the "Howard Park Partnership")                     David Clayton
   8. Kiest Townhouses L.P.                                Luxar Development Corporation
       (the "Kiest Partnership")
   9. Inver Grove Heights L.P.                             MetroPlains Development Inc.
       (the "Lakes Partnership")
  10. Maple Ridge L.P.                                     Maple Ridge LLC
       (the "Maple Ridge Partnership")
  11. Maple Woods L.P.                                     John Harpole
       (the "Maple Woods Partnership")                     Maple Woods LLC
  12. Martinsville L.P.                                    Parkside Associates
       (the "Martinsville Partnership")                    Hatfield Housing Company


                                      S-3


               Partnership                                 General Partner(s)
---------------------------------------------------------  -----------------------------
  13. East Bridge Street L.P.                              Mill Development Corporation
       (the "Mill Partnership")
  14. Pearlwood L.P.                                       Resource Foundation, Inc.
       (the "Pearlwood Partnership")                       Riemer Calhoun, Jr.
  15. Westview Terrace L.P.                                Joseph M. Cloutier
       (the "Westview Partnership")                        Realty Resources Chartered

     Permanent Mortgage Loan financing for the Apartment Complexes described herein is being or will be provided from a variety of sources, as described below. The Apartment Complexes described in this Supplement are anticipated to complete construction or rehabilitation, as applicable, during 1998 and 1999. Certain of the Apartment Complexes, as described below, have not yet begun construction. Delays in construction could occur with respect to Apartment Complexes currently under construction or as to which construction has not yet commenced, which could result in delay or reduction in achieving Tax Credits. (See "Risk Factors--Tax Risks Associated with the Fund's Investments" in the Prospectus.) The General Partner believes that each of the Apartment Complexes has or will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the Apartment Complexes and the anticipated terms of investment in each Operating Partnership.

     The Priority Return Base for Series 32 is $1.10 per BAC (11%). (See "Glossary" at page 162 of the Prospectus for the definition of the term "Priority Return Base.") Investors should note that the "Priority Return Base" is the level of return that must be provided to Investors before the General Partner may receive a 5% share in the proceeds from the sale or refinancing of Apartment Complexes or Operating Partnership Interests. (See "Liquidation Phase" at page 49 of the Prospectus.) In establishing the Priority Return Base, the General Partner is not representing that the Fund is expected to provide this level of return to Investors. The General Partner will receive fees and compensation for services prior to BAC Holders receiving the Priority Return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                                          Basic
                            Location of       Number     Monthly(1)
  Partnership Name          Property         of Units     Rents
  ------------------    ------------------  ---------- ------------
  1. Alexander          Alexander,              32     $230 1BR
     Partnership        Louisiana                      $270 2BR

 2. Benton Village      Benton Harbor,         136     $260-
     Partnership        Michigan                       $340 1BR
                                                       $312-
                                                       $407 2BR
                                                       $362-
                                                       $472 3BR

  3. Chardonnay         Oklahoma City,          14     $299-
     Partnership        Oklahoma                       $385 1BR
                                                       $349-
                                                       $550 2BR

  4. Clear Creek        North Manchester,       64     $230 1BR
     Partnership        Indiana                        $260 2BR
                                                       $285 3BR

  5. Courtside          Cottonwood,             44     $153-
     Partnership        Arizona                        $378 2BR
                                                       $436 3BR

  6. Dickinson          Dickinson,              32     $300 1BR
     Partnership        North Dakota                   $310 2BR

  7. Howard Park        Florida City,           16     $237-
     Partnership        Florida                        $435 1BR
                                                       $291-
                                                       $531 2BR
                                                       $340-
                                                       $619 3BR



     Government          Permanent         Mortgage    Annual                       Annual
     Assistance          Mortgage          Interest    Reserve   Management       Management
     Anticipated         Loan(3)             Rate      Amount      Agent             Fee
     ------------------ ------------------ ---------- --------- ---------------- ----------------
  1.  Home Investment        Hibernia          9%      $ 6,400  TF Management    6% of net
        Partnerships      National Bank                                          rental income
         Program(b)        $475,000(a)
            (4)             Louisiana          4%
                             Housing
                          Finance Agency
                           $500,000(b)
                               (4)

  2.     Community          BCMC, Inc.         9%      $23,800  Sterling         6% of net
         Investment       $2,532,000(a)                         Management       rental income
         Program(b)          Michigan          4%               Company
            (5)              Housing
                           Development
                            Authority
                          $2,400,000(b)
                               (5)

  3.  Federal Housing        Bank of          10%      $ 2,800  Orion            6% of net
        Tax Credits       Oklahoma, N.A.                        Management       rental income
                             $90,000                            Company
                               (6)

  4.    Section 538       Bank One, N.A.       7%      $12,800  Garsten          6% of net
       Rural Housing        $1,620,000                          Management       rental income
       Loan Guarantee          (7)
          Program
            (7)

  5.  Federal Housing     Trust Company        9%      $ 8,800  Campbell-Hogue   6% of net
        Tax Credits        of the West                          Management       rental income
                             $877,000
                               (8)

  6.   FmHA Sec. 515         $950,000        1% (2)    $ 8,000  MetroPlains      $24 per
      with 100% rental                                          Management       occupied unit
         assistance                                                              per month

  7.  State Apartment        Florida           3%      $ 4,000  Auburn           6% of net
      Investment Loan        Housing                            Management,      rental income
        Program(a)       Finance Agency                         Inc.
       State Housing       $214,000(a)
      Subsidy Targeted       City of           3%
         Trust Fund        Florida City
         Program(b)        $115,000(b)
            (9)                (9)


                                                      Basic
                         Location of     Number     Monthly(1)
      Partnership Name   Property       of Units      Rents
      ------------------ -------------- ---------- ------------
   8. Kiest              Dallas,           130     $483-
      Partnership        Texas                     $505 2BR
                                                   $559-
                                                   $605 3BR
                                                   $618-
                                                   $705 4BR

   9. Lakes              Inver Grove        28     $310 1BR
      Partnership        Heights,                  $340 2BR
                         Minnesota

  10. Maple Ridge        Chadron,           18     $290 1BR
      Partnership        Nebraska                  $318 2BR

  11. Maple Woods        Lebanon,           24     $270 2BR
      Partnership        Missouri                  $295 3BR

  12. Martinsville       Shelbyville,       13     $305 2BR
      Partnership        Kentucky                  $362 3BR

  13. Mill               Saugerties,        90     $437 0BR
      Partnership        New York                  $475 1BR

  14. Pearlwood          Pearl,             40     $288 1BR
      Partnership        Mississippi               $434 2BR
                                                   $497 3BR

  15. Westview           Springfield,       28     $258 1BR
      Partnership        Vermont                   $312 2BR



       Government           Permanent        Mortgage   Annual                     Annual
       Assistance           Mortgage         Interest   Reserve   Management     Management
       Anticipated          Loan(3)            Rate     Amount    Agent             Fee
       -----------------  ------------------ ---------- --------- ------------- ----------------
   8.  Federal Housing     Arbor National       9%      $26,000  Affordable     6% of net
         Tax Credits          Mortgage                           Housing        rental income
                            Company LLC                          Partnership
                             $3,240,000
                                (10)

   9.   FmHA Sec. 515        $1,700,000       1% (2)    $ 7,000  MetroPlains    $24 per
       with 100% rental                                          Management     occupied unit
          assistance                                                            per month

  10.   FmHA Sec. 515        $1,110,750       1% (2)    $ 4,500  Arbor          $24 per
       with 100% rental                                          Management     occupied unit
          assistance                                                            per month

  11.  Federal Housing     Great Western        9%      $ 4,800  Curry          6% of net
         Tax Credits         Bank, N.A.                          Management     rental income
                              $360,000                           Company
                                (11)

  12.  Home Investment        Kentucky          6%      $ 2,600  Hatfield       6% of net
         Partnerships         Housing                            Management     rental income
           Program          Corporation
             (12)             $335,000
                                (12)

  13.    Secured Loan      New York State     8.75%     $18,000  Jobco          5% of net
        Rental Housing        Housing                            Management,    rental income
          Program(s)       Finance Agency                        Inc.
         Acquisition       $2,174,000(a)
        Rehabilitation     New York State       1%
       Loan Program(b)     Housing Trust
             (13)               Fund
                            $600,000(b)
                                (13)

  14.        HOME          Bank One, N.A.       9%      $ 8,000  Calhoun        6% of net
          Investment        $380,000(a)                          Property       rental income
         Partnerships       Mississippi         1%               Management
          Program(b)            Home
             (14)           Corporation
                            $500,000(b)
                                (14)

  15.   FmHA Sec. 515        $1,050,000       1% (2)    $ 7,000  Realty         $22 per
       with 100% rental                                          Resources      occupied unit
          assistance                                             Management     per month

(1)  Exclusive of utilities, unless indicated otherwise.

(2) FmHA 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.

(3) Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans, described in the following footnotes, which have a term to maturity INFORMATION CONCERNING THE APARTMENT COMPLEXES--(Continued) which is shorter than the term employed for the amortization schedule provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

(4) (a) The terms of the Alexander Partnership's anticipated permanent first mortgage loan in the amount of $475,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Alexander Partnership's anticipated permanent second mortgage loan in the amount of $500,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30-year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(5) (a) The terms of the Benton Village Partnership's anticipated permanent first mortgage loan in the amount of $2,532,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Benton Village Partnership's anticipated permanent second mortgage loan in the amount of $2,400,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30-year amortization schedule.

(6) The terms of the Chardonnay Partnership's anticipated permanent first mortgage loan in the amount of $90,000 are expected to include a term of 15 years, an interest rate of 10% and payments of principal and interest on the basis of a 25-year amortization schedule.

(7) The terms of the Clear Creek Partnership's anticipated permanent first mortgage loan in the amount of $1,620,000 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 30-year amortization schedule.

(8) The terms of the Courtside Partnership's anticipated permanent first mortgage loan in the amount of $877,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30-year amortization schedule.

(9) (a) The terms of the Howard Park Partnership's anticipated permanent first mortgage loan in the amount of $214,000 are expected to include a term of 30 years, an interest rate of 3% and payments of interest only, provided, however, that the terms of the permanent first mortgage loan will provide for the deferral and accrual of payments of interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

     (b) The terms of the Howard Park Partnership's anticipated permanent second mortgage loan in the amount of $115,000 are expected to include a term of 30 years, an interest rate of 3% and payments of interest only, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(10) The terms of the Kiest Partnership's anticipated permanent first mortgage loan in the amount of $3,240,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30-year amortization schedule.

(11) The terms of the Maple Woods Partnership's anticipated permanent first mortgage loan in the amount of $360,000 are expected to include a term of 25 years, an interest rate of 9% and payments of principal and interest on the basis of a 25-year amortization schedule.

(12) The terms of the Martinsville Partnership's anticipated permanent first mortgage loan in the amount of $335,000 are expected to include a term of 30 years, an interest rate of 6% and payments of principal and interest on the basis of a 30-year amortization schedule, provided, however, that the terms of the permanent first mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(13) (a) The terms of the Mill Partnership's anticipated permanent first mortgage loan in the amount of $2,174,000 are expected to include a term of 30 years, an interest rate of 8.75% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Mill Partnership's anticipated permanent second mortgage loan in the amount of $600,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(14) (a) The terms of the Pearlwood Partnership's anticipated permanent first mortgage loan in the amount of $380,000 are expected to include a term of 15 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Pearlwood Partnership's anticipated permanent second mortgage loan in the amount of $500,000 are expected to include a term of 25 years, an interest rate of 1% and payments of principal and interest on the basis of a 25 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 25-year term.

                 TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS
                                      Ownership
                                     Interest (%)
                                       Profits,
                                       Losses,      Operating
                       BCTC IV        Credit/Net     General
       Partnership     Capital           Cash        Partner
           Name      Contribution    Flow/Backend  Contribution
      -------------- -------------- -------------- --------------
 1.   Alexander        $  881,892      99/50/50       $    100
      Partnership

 2.   Benton           $3,279,500      50/10/15       $    100
      Village
      Partnership

 3.   Chardonnay       $  393,700     100/20/50       $150,000
      Partnership

 4.   Clear Creek      $2,296,664     100/25/50       $    100
      Partnership

 5.   Courtside        $2,433,171     100/10/20       $    100
      Partnership

 6.   Dickinson        $  273,420     100/20/20       $ 17,380
      Partnership

 7.   Howard Park      $  759,812     100/50/50       $    100
      Partnership

 8.   Kiest            $3,947,107      50/15/15       $    100
      Partnership

 9.   Lakes            $  446,985     100/20/20       $ 24,130
      Partnership

10.   Maple Ridge      $  297,059     100/30/30       $ 18,750
      Partnership

11.   Maple Woods      $  519,022     100/50/50       $    100
      Partnership

12.   Martinsville     $  508,362     100/20/20       $    100
      Partnership



                                         Fund's
                                       Approximate
                                         Average      Development       Annual
                                         Annual        Fee/Other      Partnership       Asset
         Operating       Operating     Anticipated   Distributions    Management     Management
          Deficit      Partnership's     Federal      to Operating      Fee to      Fee to Boston
         Guarantee      Credit Base      Credit           GP         Operating GP      Capital
      ---------------- --------------- ------------- --------------- -------------- --------------
 1.      Unlimited       $ 1,550,300     $129,690      $   93,000       $ 1,000        $ 1,000
          in time
         and amount

 2.      Unlimited       $11,000,000     $468,500      $1,166,000       $12,000        $12,000
          in time
         and amount

 3.      Unlimited       $   796,500     $ 54,681      $   95,000       $ 2,000        $ 2,000
         in amount
        for 3 years

 4.      Unlimited       $ 3,922,000     $328,095      $  750,000       $ 5,000        $ 5,000
         in amount
        for 10 years

 5.      Unlimited       $ 4,040,000     $337,940      $  306,000       $ 1,000        $ 1,000
          in time
         and amount

 6.      Unlimited       $ 1,080,000     $ 39,060      $  220,000       $ 1,000        $ 1,000
         in amount
        for 10 years

 7.      Unlimited       $ 1,300,000     $111,737      $  167,000       $ 3,000        $ 3,000
          in time
         and amount

 8.      Unlimited       $13,260,000     $548,209      $1,272,000       $13,000        $13,000
          in time
         and amount

 9.      Unlimited       $ 1,764,000     $ 63,855      $  285,000       $ 1,000        $ 1,000
         in amount
        for 10 years

10.      $30,000 in      $ 1,173,000     $ 42,437      $  180,000       $   500        $   500
       the aggregate

11.     $300,000 in      $   880,000     $ 74,146      $  300,000       $ 2,000        $ 2,000
       the aggregate
        for 10 years

12.      $40,000 in      $   845,000     $ 70,600      $   75,000       $ 1,000        $ 1,000
       the aggregate
        for 3 years

           TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS--(Continued)
                                     Ownership
                                    Interest (%)
                                      Profits,
                                      Losses,      Operating
                      BCTC IV        Credit/Net     General       Operating
       Partnership    Capital           Cash        Partner        Deficit
          Name      Contribution   Flow/Backend   Contribution    Guarantee
      ------------- -------------- -------------- -------------- ------------
13.   Mill            $6,269,015      99/25/30       $   100      Unlimited
      Partnership                                                  in time
                                                                  and amount

14.   Pearlwood       $  812,348      99/50/50       $   100      Unlimited
      Partnership                                                  in time
                                                                  and amount

15.   Westview        $  281,134     100/25/25       $13,450      Unlimited
      Partnership                                                  in time
                                                                  and amount



                        Fund's
                      Approximate
                        Average      Development       Annual
                        Annual        Fee/Other      Partnership       Asset
        Operating     Anticipated   Distributions    Management     Management
      Partnership's     Federal      to Operating      Fee to      Fee to Boston
       Credit Base      Credit           GP         Operating GP      Capital
      --------------- ------------- --------------- -------------- --------------
13.     $9,890,841      $882,960       $873,304        $10,000        $10,000
14.     $1,590,000      $119,463       $109,000        $ 1,000        $ 1,000
15.     $1,110,000      $ 40,162       $230,000        $   500        $   500

THE ALEXANDER PARTNERSHIP
(Alexander Place Apartments)

       Alexander Place Apartments is a 32-unit apartment complex for families which is to be constructed in Alexander, Louisiana. Alexander Place Apartments will consist of 18 one-bedroom units and 14 two-bedroom units contained in 4 buildings. The complex will offer a common room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal and air conditioning.

       Construction of Alexander Place Apartments is anticipated to begin in October, 1998. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:



Number                             Number
of Units        Completion        of Units        Rent-Up
----------   -----------------   ----------   ----------------
    8        June, 1999              8        July, 1999
    8        July, 1999              8        August, 1999
    8        August, 1999            8        September, 1999
    8        September, 1999         8        October, 1999

THE BENTON VILLAGE PARTNERSHIP
(Benton Village Apartments)

       Benton Village Apartments is a 136-unit apartment complex for families which is to be constructed in Benton Harbor, Michigan. Benton Village Apartments will consist of 24 one-bedroom units, 72 two-bedroom units and 40 three-bedroom units contained in 12 buildings. The complex will offer a function room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal and a patio or porch.

       Construction of Benton Village Apartments is anticipated to begin in March, 1998. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                         Number
of Units      Completion      of Units        Rent-Up
----------   -------------   ----------   ----------------
   34        March, 1999         17       April, 1999
   34        April, 1999         17       May, 1999
   34        May, 1999           17       June, 1999
   34        June, 1999          17       July, 1999
                                 17       August, 1999
                                 17       September, 1999
                                 17       October, 1999
                                 17       November, 1999


THE CHARDONNAY PARTNERSHIP
(Chardonnay Apartments)

       Chardonnay Apartments is an existing 14-unit apartment complex for families which has been rehabilitated on Northwest 30 Street and North Shartel Avenue in Oklahoma City, Oklahoma. Chardonnay Apartments consists of 10 one-bedroom units and 4 two-bedroom units contained in 1 building. The complex offers a function room, pool and central laundry facilities.

       Individual units contain a refrigerator, range with hood, dishwasher, disposal, air conditioning and a patio or porch.

       Rehabilitation of Chardonnay Apartments was completed in December, 1997 and is 100% occupied.

THE CLEAR CREEK PARTNERSHIP
(Clear Creek Apartments)

       Clear Creek Apartments is a 64-unit apartment complex for families which is to be constructed in North Manchester, Indiana. Clear Creek Apartments will consist of 28 one-bedroom units, 18 two-bedroom units and 18 three-bedroom units contained in 12 buildings. The complex will offer a function room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal and a patio or porch.

       Construction of Clear Creek Apartments is anticipated to begin in July, 1998. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


Number                            Number
of Units        Completion       of Units        Rent-Up
----------   ----------------   ----------   ---------------
   16        November, 1998         7        January, 1999
   16        December, 1998         7        February, 1999
   16        January, 1999          8        March, 1999
   16        February, 1999         14       April, 1999
                                    14       May, 1999
                                    14       June, 1999

THE COURTSIDE PARTNERSHIP
(Courtside Apartments)

       Courtside Apartments is a 44-unit apartment complex for families which is to be constructed in Cottonwood, Arizona. Courtside Apartments will consist of 32 two-bedroom units and 12 three-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

       Construction of Courtside Apartments is anticipated to begin in March, 1998. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                            Number
of Units        Completion       of Units        Rent-Up
----------   ----------------   ----------   ---------------
   22        November, 1998         22       January, 1999
   22        December, 1998         11       February, 1999
                                    11       March, 1999

THE DICKINSON PARTNERSHIP
(Dickinson Heights Apartments)

       Dickinson Heights Apartments is a 32-unit apartment complex for families which is to be constructed in Dickinson, North Dakota. Dickinson Heights Apartments will consist of 12 one-bedroom units and 20 two-bedroom units contained in 8 buildings. The complex will offer a function room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal and a patio or porch.

       Construction of Dickinson Heights Apartments is anticipated to begin in February, 1999. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                             Number
of Units        Completion        of Units        Rent-Up
----------   -----------------   ----------   ---------------
    8        September, 1999         8        October, 1999
    8        October, 1999           8        November, 1999
    8        November, 1999          8        December, 1999
    8        December, 1999          8        January, 2000

THE HOWARD PARK PARTNERSHIP
(Howard Park Apartments)

       Howard Park Apartments is a 16-unit apartment complex for families which is to be constructed on Redland Road at Northwest 15 Street in Florida City, Florida. Howard Park Apartments will consist of 2 one-bedroom units, 10 two-bedroom units and 4 three-bedroom units contained in 1 building. The complex will offer a function room, pool and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, air conditioning, cable television hook-up and a patio or porch.

       Construction of Howard Park Apartments is anticipated to begin in March, 1998. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


Number                             Number
of Units        Completion        of Units        Rent-Up
----------   -----------------   ----------   ---------------
   16        September, 1998         4        October, 1998
                                     4        November, 1998
                                     4        December, 1998
                                     4        January, 1999

THE KIEST PARTNERSHIP
(Kiest Townhomes)

       Kiest Townhomes is a 130-unit apartment complex for families which is to be constructed on Kiest Boulevard at Cockrell Hill Road in Dallas, Texas. Kiest Townhomes will consist of 59 two-bedroom units, 59 three-bedroom units and 12 four-bedroom units contained in 16 buildings. The complex will offer a function room, pool, playground, basketball court and central laundry facilities.

       Individual units will contain a refrigerator, range with hood, dishwasher, disposal, air conditioning, ceiling fan, bathroom exhaust fan and a patio or porch.

       Construction of Kiest Townhomes is anticipated to begin in March, 1998. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                            Number
of Units        Completion       of Units        Rent-Up
----------   ----------------   ----------   ---------------
   32        November, 1998         16       January, 1999
   32        December, 1998         16       February, 1999
   33        January, 1999          16       March, 1999
   33        February, 1999         16       April, 1999
                                    16       May, 1999
                                    16       June, 1999
                                    17       July, 1999
                                    17       August, 1999

THE LAKES PARTNERSHIP
(Lakes Plaza Apartments)

       Lakes Plaza Apartments is a 28-unit apartment complex for families which is to be constructed in Inver Grove Heights, Minnesota. Lakes Plaza Apartments will consist of 18 one-bedroom units and 10 two-bedroom units contained in 4 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher and a patio or porch.

       Construction of Lakes Plaza Apartments is anticipated to begin in February, 1999. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                            Number
of Units        Completion       of Units        Rent-Up
----------   ----------------   ----------   ---------------
    7        October, 1999          14       January, 2000
    7        November, 1999         7        February, 2000
    7        December, 1999         7        March, 2000
                                    7        January, 2000

THE MAPLE RIDGE PARTNERSHIP
(Maple Ridge Apartments)

       Maple Ridge Apartments is an 18-unit apartment complex for families which is to be constructed in Chadron, Nebraska. Maple Ridge Apartments will consist of 12 one-bedroom units and 6 two-bedroom units contained in 3 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

       Construction of Maple Ridge Apartments is anticipated to begin in February, 1999. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                            Number
of Units        Completion       of Units        Rent-Up
----------   ----------------   ----------   ---------------
      9      November, 1999         10       January, 2000
      9      December, 1999         4        February, 2000
                                    4        March, 2000

THE MAPLE WOODS PARTNERSHIP
(Maple Woods Apartments)

       Maple Woods Apartments is a 24-unit apartment complex for families which is to be constructed in Lebanon, Missouri. Maple Woods Apartments will consist of 12 two-bedroom units and 12 three-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

       Construction of Maple Woods Apartments is anticipated to begin in June, 1998. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


Number                            Number
of Units        Completion       of Units        Rent-Up
----------   ----------------   ----------   ---------------
   12        November, 1998         6        January, 1999
   12        December, 1998         6        February, 1999
                                    6        March, 1999
                                    6        April, 1999

THE MARTINSVILLE PARTNERSHIP
(Martinsville Apartments)

       Martinsville Apartments is a 13-unit apartment complex for families, which is to be constructed in Shelbyville, Kentucky. Martinsville Apartments will consist of 7 two-bedroom units and 6 three-bedroom units contained in 4 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

       Construction of Martinsville Apartments is anticipated to begin in April, 1998. The Operating General

Partners anticipate that construction completion and occupancy will occur as follows:



Number                            Number
of Units        Completion       of Units      Rent-Up
----------   ----------------   ----------   ------------
    3        February, 1999         3        March, 1999
    3        March, 1999            3        April, 1999
    3        April, 1999            3        May, 1999
    4        May, 1999              4        June, 1999

THE MILL PARTNERSHIP
(Mill Apartments)

       Mill Apartments is an existing 90-unit apartment complex for senior citizens which is to be rehabilitated in Saugerties, New York. Mill Apartments will consist of 18 studio units and 72 one-bedroom units contained in 1 building. The complex will offer a solarium/living room and central laundry facilities.

       Individual units will contain a refrigerator and range.

       Rehabilitation of Mill Apartments is anticipated to begin in June, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                        Number
of Units      Completion     of Units        Rent-Up
----------   ------------   ----------   ----------------
   90        May, 1999          18       June, 1999
                                18       July, 1999
                                18       August, 1999
                                18       September, 1999
                                18       October, 1999

THE PEARLWOOD PARTNERSHIP
(Pearlwood Apartments)

       Pearlwood Apartments is a 40-unit apartment complex for senior citizens which is to be constructed on Old Brandon Road in Pearl, Mississippi. Pearlwood Apartments will consist of 20 one-bedroom units, 10 two-bedroom units and 10 three-bedroom units contained in 14 buildings. The complex will offer an activity center and central laundry facilities.

       Individual units will contain a refrigerator, range, kitchen exhaust fan, air conditioning, smoke detectors and a patio or porch.

       Construction of Pearlwood Apartments is anticipated to begin in April, 1998. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


Number                        Number
of Units      Completion     of Units        Rent-Up
----------   ------------   ----------   ----------------
   20        June, 1998         10       August, 1998
   20        July, 1998         10       September, 1998
                                10       October, 1998
                                10       November, 1998

THE WESTVIEW PARTNERSHIP
(Westview Terrace Apartments)

       Westview Terrace Apartments is a 28-unit apartment complex for families which is to be constructed in Springfield, Vermont. Westview Terrace Apartments will consist of 14 one-bedroom units and 14 two-bedroom units contained in 7 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal and a patio or porch.

       Construction of Westview Terrace Apartments is anticipated to begin in February, 1999. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


Number                            Number
of Units        Completion       of Units        Rent-Up
----------   ----------------   ----------   ---------------
    7        October, 1999          14       January, 2000
    7        November, 1999         7        February, 2000
    7        December, 1999         7        March, 2000
                                    7        January, 2000

The Fund is now offering BACs in Series 32. The previous series are each distinct and investors in Series 32 will have no rights or interests in any previous series. Prospective investors should note that disclosure respecting Series 32 is included in the Prospectus, to which this sticker supplement is appended, and the Supplement which follows this Prospectus.

The Supplement which follows the Prospectus includes the following items:

[bullet] information about the Apartment Complexes which Series 32 anticipates investing in

[bullet] other important information which modifies or supplements the information included in the Prospectus